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Exhibit 3.17

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM ASSOCIATION

OF

CIBA SPECIALTY CHEMICALS PERFORMANCE POLYMERS LIMITED

The Company's name is "Ciba Specialty Chemicals Performance Polymers Limited".

2
The Company's registered office is to be situated in England and Wales.

3
The Company's objects are:

(a)
To carry on all or any of the businesses of general merchants and traders, cash and credit traders, importers, exporters, designers, manufacturers, manufacturers' agents and representatives, buyers, sellers, distributors, factors, wholesalers, retailers, letters on hire and shippers of and dealers in produce, products, goods, wares and merchandise and electronic, engineering, military, electric, communications, desalination, glass, domestic, mining, industrial and agricultural equipment and items and accessories and spare parts of every description, franchise operators; to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises, consultants, market research specialists, experts and advisers in aircraft, robotics, computers, electronic and engineering equipment of every kind, business office energy and other systems and costs analysis, efficiency techniques, marketing and sales promotion, management, commercial, social and other undertakings and pension, insurance, finance, technical, economic and financial matters; to carry on the business of farming and of traders and dealers in the breeders of animals and to create establish and maintain an organisation for the purchase, sale, vending, distribution, advertising or introduction of products, carry on all or any of the businesses of brokers and dealers in aircraft of every description and land and waterborne vehicles of every description and haulage and transport contractors, removers, general storekeepers and warehousemen, discount and credit traders, mail order specialists, railway, shipping, forwarding agents and printers and publishers; to carry on the businesses of builders and estate agents and to acquire by purchase, lease, exchange or otherwise for development, investment, letting, or resale and to traffic in land and buildings and other property of any tenure or any interest therein; to carry on the business of travel agents, and to organise, arrange and facilitate travelling, whether by air, rail, sea, road or otherwise, and to provide passengers, travellers and tourists with hotel and other services and conveniences of all kinds; and to purchase or otherwise acquire and take over any businesses or undertakings as and when may be deemed expedient, or to become interested in, and to carry on or dispose of, remove or put an end to the same or otherwise deal with any such businesses or undertakings in any part of the world as may be thought desirable; and to act as merchants generally.

(b)
To carry on business as a general commercial company.

(c)
To carry on any other trade or business which in the opinion of the directors is capable of being conveniently or advantageously carried on in connection with or ancillary to any of the activities of the Company or calculated directly or indirectly to enhance the value of or render more profitable any of the property or rights of the Company or to otherwise advance the interests of the Company and its members.

(d)
To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch division or department thereof or which may enhance the value of any other property.

(e)
To build, construct, develop, maintain, alter, enlarge, pull down and remove or replace any buildings, offices, factories, mills, works, wharves, roads, bridges, railways, tramways, waterways, machinery, engines, walls, fences, banks, dams, sluices or watercourses, gas works, electric works, drainage and sewage works, and buildings of all descriptions, and to clear sites for the same, or to join with any person, firm or company in doing any of the things aforesaid, and to work, manage, and control the same or join with others in so doing.

(f)
To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(g)
To purchase or otherwise acquire and undertake all or any part of the business, goodwill, property, assets, obligations, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of the Company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company and to pay cash or to issue any shares, stocks, debentures or debenture stock in the Company in consideration for such purchase or acquisition.

(h)
To improve, manage, construct, repair, develop, exchange, let on lease, rent, royalty, share of profits or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, easements options, rights and privileges in, over or in respect of, or otherwise deal with all or any part of the undertaking property and assets of the Company for such consideration as the directors may think fit.

(i)
To invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(j)
To borrow or raise money with or without security in such manner as the Company shall think fit and in particular by the issue of debenture or debenture stock charged upon all or any of the Company's property, both present and future including all its uncalled capital for the time being, and to re-issue any debentures at any time paid off, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society.

(k)
For the purposes of or in connection with the business of the Company and in particular for the purpose of securing the repayment of any monies borrowed or the performance of any obligation or liability undertaken or binding on the Company to mortgage and charge the undertaking and all or any of the real and personal property and assets, present and future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances.

(l)
To lend and advance money or give credit to any company, firm or person with or without security and on such terms as the Company may approve and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, and whether or not such guarantee is given in connection with or pursuant to the attainment of the objects herein stated to give guarantees and indemnities of all kinds and (without prejudice to the generality of the foregoing) to guarantee either by personal covenant or by way of indemnity or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital of the Company or by all three such methods, the performance of the contracts or obligations and the payment of the capital or principal (together with any premium) of and dividends or interest on any debenture, stocks, shares or other securities of any company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company's holding company or subsidiary company or otherwise associated with the Company in business.

(m)
To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(n)
To purchase and maintain insurance for the benefit of any persons who were at any time directors, officers, employees or auditors of the Company or of any other company which is its holding company or in which the Company or such holding company has any interest (whether direct or indirect) or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company, or of any such other company or subsidiary undertaking, are interested, including (but not limiting the generality of the foregoing) insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution and/or discharge of their duties to any such company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to except any such person against or from any such liability.

(o)
To apply for, promote, and obtain any Act of Parliament, order or licence of any governmental department or local or statutory authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(p)
To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(q)
To subscribe for, take, purchase or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(r)
To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(s)
To carry on the business of a holding company in all its branches and to establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of the Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of the Company, and to acquire and hold or dispose of shares, stock or securities and guarantee with or without security the payment of dividends, interest or capital of any shares, stock or securities issued by, or any other obligations of, any such company.

(t)
To pay for any property or rights acquired by the Company, or for any services rendered to the Company or for any obligation or liability undertaken or agreed to be undertaken by the Company either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(u)
To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stocks or securities so acquired.

(v)
To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding-up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

(w)
To enter into any partnership, syndicate, joint-venture or joint purse arrangement or arrangement for sharing profits, union of interests, reciprocal concessions or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company or which is capable of being carried on so as directly or indirectly to benefit the Company and to acquire and hold, sell, deal with or dispose of shares, stock or securities of, or other interests in, any such company, and to guarantee with or without security the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of, and to subsidise or otherwise assist, any such company.

(x)
To act as agents or brokers and as trustees, custodians and bailees for any person, firm or company and to undertake and perform sub-contracts.

(y)
To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(z)
To establish, maintain and administer or procure the establishment, maintenance and administration of profit sharing schemes, share option schemes and employee share schemes of all kinds and of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, grants or emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being a subsidiary or holding company of the Company or another subsidiary of any such holding company or otherwise associated with the Company in business or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependents of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(aa)
Subject to and provided that the provisions of sections 155 to 158 inclusive of the Act are duly complied with (if and so far as such provisions shall be applicable) to give, whether directly or indirectly, any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any such purpose as is specified in section 151(1) and/or section 151(2) of the Act as may be lawful.

(bb)
To distribute among the members of the Company in specie by dividend bonus or by way of reduction of capital any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(cc)
To procure the Company to be registered or recognised in any foreign country or place and to establish branch businesses and local agencies in any part of the world.

(dd)
To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, trustees, custodians, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(ee)
To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

And so that:

(A)
None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

(B)
None of the sub-clauses of this clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this clause as though each such sub-clause contained the objects of a separate company.

(C)
The word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(D)
In this clause the expression the "Act" means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

(E)
In this clause, the expressions "holding company", "subsidiary" and "subsidiary undertaking" shall have the same meanings as given to those terms in the Act.

The liability of the members is limited.

The Company's share capital is £10,000 divided into 2 "A" ordinary shares of 0.001p and 999,999,998 ordinary shares of 0.001p.

We, the subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and we agree to take the number of shares shown opposite our name below.

Name and address of the subscriber		Number of shares taken by the subscriber
Ciba Specialty Chemicals International Inc. Klybeckstrasse 141 CH 4002 Basel Switzerland		Two "A" ordinary
For and on behalf of Ciba Specialty Chemicals International Inc.
/s/ Ballmer S. Ballmer	/s/ O. Strub O. Strub
Authorised signatory
Total shares taken		Two "A" ordinary

Date 13/9/99

Witness to the above signature:	/s/ M. Dettwiler M. Dettwiler c/o Ciba Specialty Chemicals International Inc.

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MEMORANDUM ASSOCIATION OF CIBA SPECIALTY CHEMICALS PERFORMANCE POLYMERS LIMITED